                                                         1001 MCKINNEY
                                                         18th FLOOR
                                                         HOUSTON, TEXAS 77002
FRANKLIN, CARDWELL & JONES                               713.222.6025  TELEPHONE
A PROFESSIONAL CORPORATION                               713.222.0938  FACSIMILE

                                                         INTERNET:
                                                         http://www.fcj.com

                                                                   Exhibit 5.1

April 15, 2003

Surgical Safety Products, Inc.
8374 Market Street
Number 439
Bradenton, FL 34202

Gentlemen:

We have acted as counsel to Surgical Safety Products, Inc. (the "Company"), a
New York corporation, and have participated in the preparation and adoption of the 2003 Stock Compensation Plan (the "Plan") and the preparation of a
Registration Statement on Form S-8 (the "Registration Statement") with respect to 8,000,000 shares (the "Shares") of Common Stock, $.001 par value, of the
Company to be offered to directors, officers, employees and consultants of the
Company pursuant to the Plan.

It is our opinion that the Shares have been duly authorized and that, when issued either pursuant to a grant, stock award, or upon the exercise of an option or the conversion of a warrant granted pursuant to the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our opinion regarding the legality of 8,000,000 shares of Surgical Safety Products, Inc. Common Stock, $.001 par value, to be issued upon grants, stock awards, or exercise of options or conversion of warrants granted pursuant to the 2003 Stock Compensation Plan.

/s/ Franklin, Cardwell & Jones

FRANKLIN, CARDWELL & JONES